UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American
Warrants to Purchase Common Stock, par value $0.01	LGL WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 31, 2024, The LGL Group, Inc. ("LGL Group" or the "Company") entered into a subscription agreement (the "Subscription Agreement") with Morgan Group Holding Company, a Delaware corporation ("MGHL"), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, LGL Group, via a private placement, subscribed to 1,000,000 newly issued shares of MGHL's common stock, par value $0.01 per share (the "Securities"). This transaction was approved by the independent Board of Directors of LGL Group as well as the independent Board of Directors of MGHL and a majority of its shareholders.

As consideration for the Securities, on the closing date LGL Group will pay to MGHL aggregate consideration of $2.27 million, or $2.27 per share ("Subscription Price"), consisting of all cash.

Pursuant to the Subscription Agreement, there is a non-exclusivity provision that allows MGHL, for a period of 30 days following the signing of the Subscription Agreement, to actively solicit, seek, discuss, and negotiate competing offers to purchase any or all of the Securities from or an alternative transaction with one or more third parties. If MGHL finds a purchaser for the Securities on superior terms to MGHL, for a minimum of 1,000,000 shares, LGL Group can elect to match the offer with an equal or better offer.

Also pursuant to the Subscription Agreement, there will be a minimum 150 day true-up period, extendible to the completion of the audit of the MGHL's consolidated financial statements for the year ended December 31, 2024 prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") ("Adjustment Transaction"). The Adjustment Transaction provides that if the net asset value per share as of December 31, 2024, subject to certain exclusions ("NAV") multiplied by 1.2 ("Adjusted NAV") is greater than the Subscription Price, LGL Group will pay MGHL the difference between the Adjusted NAV and the Subscription Price, subject to a ceiling of $3.00 paid in total per share. Conversely, if the Adjusted NAV is less than the Subscription Price, MGHL will pay LGL Group the difference between the Adjusted NAV and the Subscription Price in shares, subject to a $1.90 floor.

The Subscription Agreement contains representations, warranties and other covenants made by both LGL Group and MGHL.

The transaction contemplated by the Subscription Agreement is expected to close during the first quarter of 2025, subject to certain closing conditions. There is no financing condition for the acquisition.

The Subscription Agreement may be terminated under certain circumstances, including among others, if (i) LGL Group elects not to match a third party offer or (ii) the Adjusted NAV is less than $1.65 per share.

The foregoing description of certain material terms of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which will be filed with a Current Report on Form 8-K on or prior to closing.

Item 7.01.	Regulation FD Disclosure

On December 31, 2024, LGL Group issued a press release relating to the Subscription Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: December 31, 2024	By:	/s/ Christopher L. Nossokoff
		Name:	Christopher L. Nossokoff
		Title:	Vice President - Finance